                                                                     Exhibit 1

================================================================================





                              DIME CAPITAL TRUST I



                       9.33% Capital Securities, Series A

                (Liquidation Amount $1,000 per Capital Security)



                               PURCHASE AGREEMENT






Dated: April 29, 1997




================================================================================

                               TABLE OF CONTENTS
                               -----------------
SECTION 1. Representations and Warranties.........................   3
    (a)   Representations and Warranties of the Offerors..........   3
       (i)     Compliance with Registration Requirements..........   3
       (ii)    Incorporated Documents.............................   4
       (iii)   Independent Accountants............................   4
       (iv)    Financial Statements...............................   5
       (v)     No Material Adverse Change in Business.............   5
       (vi)    Good Standing of the Company.......................   5
       (vii)   Good Standing of Subsidiaries......................   5
       (viii)  Capitalization.....................................   6
       (ix)    Good Standing of the Trust.........................   6
       (x)     Authorization of Common Securities.................   6
       (xi)    Authorization of Capital Securities................   7
       (xii)   Authorization of Agreement.........................   7
       (xiii)  Authorization of Trust Agreement...................   7
       (xiv)   Authorization of Guarantee.........................   7
       (xv)    Authorization of Indenture.........................   7
       (xvi)   Authorization of Junior Subordinated Debentures....   7
       (xvii)  Administrative Trustees............................   8
       (xix)   Absence of Defaults and Conflicts..................   8
       (xxii)  Absence of Labor Dispute...........................   9
       (xxiii) Absence of Proceedings.............................   9
       (xxiii) Exhibits...........................................   9
       (xxv)   Absence of Further Requirements....................   9
       (xxvi)  Possession of Licenses and Permits.................   9
       (xxvii) Title to Property..................................  10
       (xxix)  Environmental Laws.................................  10
       (xxx)   Not an Investment Company..........................  11
       (xxxi)  No Manipulation....................................  11
       (b) Officer's Certificates.................................  11

SECTION 2.  Sale and Delivery to Underwriters; Closing............  11
     (a) Capital Securities.......................................  11
     (b) Payment..................................................  11
     (c) Compensation of Underwriters.............................  12
     (d) Denominations; Registration..............................  12

SECTION 3.  Covenants of the Offerors.............................  12
     (a) Compliance with Securities Regulations and
           Commission Requests....................................  12
     (b) Filing of Amendments.....................................  13
     (c) Delivery of Registration Statements......................  13
     (d) Delivery of Prospectuses.................................  13
     (e) Continued Compliance with Securities Laws................  13


     (f) Blue Sky Qualifications..................................  14
     (g) Rule 158.................................................  14
     (h) Restriction on Sale of Securities........................  14
     (i) Reporting Requirements...................................  15
     (k) DTC Settlement...........................................  15
     (l) Use of Proceeds..........................................  15

SECTION 4.  Payment of Expenses...................................  15
     (a) Expenses.................................................  15
     (b) Termination of Agreement.................................  16

SECTION 5.  Conditions of Underwriters' Obligations...............  16
     (a) Effectiveness of Registration Statement..................  16
     (b) Opinion of Counsel for Company...........................  16
     (c) Opinion of Special Delaware Counsel to the Offerors......  16
     (d) Opinion of Counsel for The Chase Manhattan Bank
          and Chase Manhattan Bank Delaware.......................  16
     (e) Opinion of Special Tax Counsel to Offerors...............  17
     (f) Opinion of Counsel for Underwriters......................  17
     (g) Certificates.............................................  17
     (h) Accountant's Comfort Letter..............................  18
     (i) Bring-down Comfort Letter................................  18
     (j) Maintenance of Rating....................................  18
     (k) No Objection.............................................  18
     (l) Additional Documents.....................................  18
     (m) Termination of Agreement.................................  18

SECTION 6. Indemnification........................................  19
     (a) Indemnification of the Underwriters......................  19
     (b) Indemnification by the Underwriters......................  20
     (c) Actions against Parties; Notification....................  20

SECTION 7. Contribution...........................................  21

SECTION 8. Representations, Warranties and Agreements to
             Survive Delivery.....................................  22

SECTION 9. Termination of Agreement...............................  22
     (a) Termination; General.....................................  23
     (b) Liabilities..............................................  23

SECTION 10. Default by One or More of the Underwriters............  23

SECTION 11. Default by the Offerors...............................  24

SECTION 12. Notices...............................................  24

SECTION 13. Parties...............................................  24

SECTION 14. GOVERNING LAW AND TIME................................  24

SECTION 15. Effect of Headings....................................  24

SCHEDULE A.

SCHEDULE B.

SCHEDULE C.

                              DIME CAPITAL TRUST I

                       9.33% Capital Securities, Series A
                (Liquidation Amount $1,000 per Capital Security)

                               PURCHASE AGREEMENT
                               ------------------

                                                                  April 29, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
BT SECURITIES CORPORATION
LEHMAN BROTHERS INC.,
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York 10281-l209

Ladies and Gentlemen:

       Dime Capital Trust I (the "Trust"), a statutory business trust organized
                                  -----
under the Business Trust Act (the "Delaware Act") of the State of Delaware
                                   ------------
(Chapter 38, Title 12, of the Delaware Code, 12 Del. (Sections 3801 et seq.)), and Dime Bancorp, Inc., a Delaware corporation (the "Company" and, together with
                                                     -------
the Trust, the "Offerors"), confirm their agreement as set forth herein with
                --------
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), BT Securities Corporation ("BT"), Lehman Brothers Inc.
---------------
("Lehman") and each of the other underwriters named in Schedule A hereto
                                                       ----------
(collectively, the "Underwriters," which term shall also include any underwriter
                    ------------
substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, BT and Lehman are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Trust and the
----------------
purchase by the Underwriters, acting severally and not jointly, of $200,000,000 in aggregate liquidation amount of 9.33% Capital Securities, Series A (liquidation amount $1,000 per Capital Security), of the Trust (the "Capital
                                                                     -------
Securities") on the terms and conditions hereinafter set forth.  The Capital
----------
Securities will be guaranteed on a subordinated basis by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Series A Guarantee (the "Guarantee"), to be dated on or about
                                         ---------
May 6, 1997, between the Company and The Chase Manhattan Bank, as trustee (the

"Guarantee Trustee"). The Capital Securities issued in book-entry form will be
------------------
issued to Cede & Co., as nominee of the Depository Trust Company

  ("DTC"), pursuant to a letter agreement to be dated as of the Closing Time (as
    ---
defined in Section 2(b)) (the "DTC Agreement"), among the Trust, the Guarantee
                               -------------
Trustee and DTC.

       The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust
                            -----------------
to purchase $206,186,000 aggregate principal amount of 9.33% Junior Subordinated Deferrable Interest Debentures, Series A, due 2027 issued by the Company (the "Junior Subordinated Debentures"). The Capital Securities and the Common
-------------------------------
Securities will be issued pursuant to the Amended and Restated Trust Agreement, to be dated on or about May 6, 1997 (the "Trust Agreement"), among the Company,
                                          ---------------
as depositor, the Administrative Trustees named therein (the "Administrative
                                                              --------------
Trustees"), The Chase Manhattan Bank, as property trustee (the "Property
--------                                                        --------
Trustee"), and Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware
                                                                        --------
Trustee," and, together with the Property Trustee and the Administrative
-------
Trustees, the "Trustees").  The Junior Subordinated Debentures will be issued
               --------
pursuant to an indenture, to be dated on or about May 6, 1997 (the "Indenture"),
                                                                    ---------
between the Company and The Chase Manhattan Bank, as trustee (the "Debenture
                                                                   ---------
Trustee").
-------

       The Capital Securities, the Guarantee and the Junior Subordinated Debentures are hereinafter collectively referred to as the "Securities." The
                                                            ----------
Indenture, the Trust Agreement, the Guarantee, the DTC Agreement and this Agreement are hereinafter referred to collectively as the "Operative Documents."
                                                           -------------------

       The Offerors understand that the Underwriters propose to make a public offering of the Capital Securities (as guaranteed by the Guarantee) as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").
                       --------

       The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-24629) covering the
 ----------
registration of preferred securities of the Trust and Dime Capital Trust II, Company guarantees with respect to such preferred securities and junior subordinated deferrable interest debentures of the Company, including the Securities, from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary
                              --------
prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and
                                              ---------
regulations of the Commission under the 1933 Act (the "1933 Act Regulations")
                                                       --------------------
and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
                                -----------
(ii) if the Offerors have elected to rely upon Rule 434 ("Rule 434") of the 1933
                                                          --------
Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance
                                                   ----------
with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information"
                                                          ---------------------
or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434
                                                                --------
Information."  Each prospectus used before such registration statement became
-----------
effective, and any prospectus that
omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such
                                       ----------------------
registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information or the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant
            ----------------------
to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule
                                                                         ----
462(b) Registration Statement," and after such filing the term "Registration
-----------------------------
Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, consists of (i) a "Base Prospectus," which is the prospectus included in the Registration
          ---------------
Statement, and (ii) a "Prospectus Supplement," relating specifically to the
                       ---------------------
offering of the Securities, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) of the 1933 Act, and the Base Prospectus and the Prospectus Supplement are collectively referred to herein as the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer
     ----------
to the preliminary prospectus dated April 25, 1997 together with the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.

       All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934
                                                                         ----
Act"), which is incorporated by reference in the Registration Statement, such
---
preliminary prospectus or the Prospectus, as the case may be.

       SECTION 1.  Representations and Warranties.
                   ------------------------------

       (a) Representations and Warranties of the Offerors. The Offerors jointly
           ----------------------------------------------
     and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, as follows:

             (i) Compliance with Registration Requirements. The Offerors meet
                 -----------------------------------------
          the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Offerors, are contemplated by the

          Commission and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Offerors will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any post-effective amendment to the Registration Statement, the Prospectus or any amendment or supplement to the Prospectus made in reliance upon and in conformity with information furnished to the Company or the Trust in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement, the Prospectus or any such amendment or supplement.

               Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations.

              (ii) Incorporated Documents. The documents incorporated or deemed
                   ----------------------
          to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read
                                      --------------------
          together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

              (iii) Independent Accountants. The accountants who certified the
                    -----------------------
          financial statements and supporting schedules included in the Registration

          Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) Financial Statements. The consolidated statements of
                   --------------------
          financial condition, consolidated statements of income, consolidated statements of changes in stockholders' equity and consolidated statements of cash flows included in the Registration Statement and the Prospectus, together with the related schedules and notes (the "Financial Statements"), present fairly in all material respects the
           --------------------
          consolidated financial position, results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries at the dates indicated or for the periods specified, as the case may be, subject in the case of unaudited balance sheets and statements to normal year-end audit adjustments; said Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a
                                                     ----
          consistent basis throughout the periods involved, except as may be noted therein, subject in the case of unaudited balance sheets and statements to normal year-end audit adjustments and the limited scope of the notes thereto.

              (v) No Material Adverse Change in Business. Since the respective
                  --------------------------------------
          dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operation or stockholders' equity of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse
                                                             ----------------
          Effect"), (B) there have been no transactions entered into by the
          ------
          Trust, the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Trust, or the Company and its subsidiaries, considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Trust or the Company on any class of its capital stock.

              (vi) Good Standing of the Company. The Company has been duly
                   ----------------------------
          organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and to enter into and perform its obligations under the Operative Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

              (vii) Good Standing of Subsidiaries. The Dime Savings Bank of New
                    -----------------------------
          York, FSB (the "Bank"), has been duly organized and is validly
                          ----
          existing as a
          federally chartered stock savings bank and is a member in good standing of the Federal Home Loan Bank of New York; the Bank's deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund or the Bank Insurance Fund, each of the Federal Deposit Insurance Corporation; and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or the Bank, threatened. The Bank is the only "significant subsidiary" of the Company (as such term is defined
                ----------------------
          in Rule 1-02 of Regulation S-X) and has corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Bank was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule B hereto.
                                                 ----------

              (viii) Capitalization. The Company had at the date indicated a
                     --------------
          duly authorized and outstanding capitalization as set forth in the Registration Statement.

              (ix) Good Standing of the Trust. The Trust has been duly created
                   --------------------------
          and is validly existing as a business trust in good standing under the Delaware Act and, at the Closing Time, will have the power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Capital Securities; the Trust is not a party to or otherwise bound by any material agreement other than this Agreement and those described in the Registration Statement; and the Trust is and will be treated as a consolidated subsidiary of the Company under GAAP.

              (x) Authorization of Common Securities. At the Closing Time, the
                  ----------------------------------
          Common Securities will have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as set forth herein, will be validly issued and will represent undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

              (xi) Authorization of Capital Securities. As of the Closing Time,
                   -----------------------------------
          the Capital Securities will have been duly authorized by the Trust and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Registration Statement; and the issuance of the Capital Securities will not be subject to preemptive or other similar rights.

              (xii) Authorization of Agreement. This Agreement has been duly
                    --------------------------
          authorized, executed and delivered by the Offerors.

              (xiii) Authorization of Trust Agreement. The Trust Agreement has
                     --------------------------------
          been duly authorized by the Company and duly qualified under the 1939 Act and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Trust Agreement by the Trustees, the Trust Agreement will, at the Closing Time, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, (B) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (C) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions").
                                                    -------------------------

              (xiv) Authorization of Guarantee. The Guarantee has been duly
                    --------------------------
          authorized by the Company and duly qualified under the 1939 Act and, at the Closing Time, the Guarantee will have been duly executed and delivered by the Company, and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Guarantee will conform in all material respects to the descriptions thereof in the Registration Statement.

              (xv) Authorization of Indenture. The Indenture has been duly
                   --------------------------
          authorized by the Company and duly qualified under the 1939 Act and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

              (xvi) Authorization of Junior Subordinated Debentures. The Junior
                    -----------------------------------------------
          Subordinated Debentures have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company enforceable against the

          Company in accordance with their terms, subject to the Enforceability Exceptions; and the Junior Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Registration Statement.

              (xvii) Administrative Trustees. At the Closing Time, each of the
                     -----------------------
          Administrative Trustees of the Trust will be an officer of the Company and will have been duly authorized by the Company to execute and deliver the Trust Agreement.

              (xviii) Absence of Defaults and Conflicts. The Trust is not in
                      ---------------------------------
          violation of the certificate of trust filed with the State of Delaware on April 4, 1997 (the "Trust Certificate") or the Trust Agreement,
                                 -----------------
          neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, and none of them are in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties or assets may be subject (collectively, "Agreements and
                                                              --------------
          Instruments"), except for such defaults that would not result in a
          -----------
          Material Adverse Effect; the execution and delivery of the Operative Documents by the Trust or the Company, as the case may be, the issuance and delivery of the Securities, the consummation by the Offerors of the transactions contemplated in the Operative Documents, and compliance by the Offerors with their respective obligations under the Operative Documents to which they are party have been duly authorized by all necessary corporate action on the part of the Company and, at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust, and do not and will not, whether with or without the giving of notice or passage of time or both, (A) result in any violation of the charter or by-laws of the Company or any subsidiary thereof or the Trust Agreement or the Trust Certificate or (B) conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any subsidiary thereof pursuant to, (1) the Agreements and Instruments, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect or (2) any existing applicable law, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or any subsidiary thereof or any of their respective properties, assets or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder
           ---------------
          of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

              (xix) Absence of Labor Dispute. No labor dispute with the
                    ------------------------
          employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Offerors are not aware of any existing or imminent labor disturbance by the employees of any of their or their respective subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

              (xx) Absence of Proceedings. There is no action, suit, proceeding,
                   ----------------------
          inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Trust or the Company, threatened against or affecting the Trust or the Company or any subsidiary, which, individually or in the aggregate for all such actions, suits, proceedings, inquiries or investigations, is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect (other than as disclosed in the Registration Statement), or which might reasonably be expected to materially and adversely affect the properties or assets thereof (other than as disclosed in the Registration Statement) or the consummation of the transactions contemplated by the Operative Documents or the performance by the Trust or the Company of its obligations hereunder or thereunder.

              (xxi) Exhibits. There are no contracts or documents which are
                    --------
          required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto, which have not been so described or filed as required.

              (xxii) Absence of Further Requirements. No filing with, or
                     -------------------------------
          authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Trust of its respective obligations hereunder in connection with the offering, issuance or sale of the Capital Securities hereunder or the consummation of the transactions contemplated by the Operative Documents, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

              (xxiii) Possession of Licenses and Permits. Each of the Offerors
                      ----------------------------------
          and each subsidiary of the Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state,
           ---------------------
          local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Offerors and such subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither Offeror nor any of such subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (xxiv) Title to Property. Each of the Offerors and each subsidiary
                     -----------------
          of the Company has good and marketable title to all real property reflected in the most recent balance sheet included in the Prospectus as owned by it and good title to all other properties reflected in the most recent balance sheet included in the Prospectus as owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Trust, or the Company and its subsidiaries or, with respect to any such real property, render title unmarketable as to a material part thereof; and all of the leases and subleases material to the business of the Trust, and the Company and its subsidiaries considered as one enterprise, and under which either Offeror or such subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Offerors nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Offerors or any such subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Offerors or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

              (xxv) Environmental Laws. Except as described in the Registration
                    ------------------
          Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect: (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture,
                                   -------------------
          processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental
                                                             -------------
          Laws"), (B) the Company and its subsidiaries have all permits,
          ----
          authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
          (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or redemption, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

              (xxvi) Not an Investment Company. Neither the Company nor the
                     -------------------------
          Trust is, or following consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Prospectus will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (xxvii) No Manipulation. The Offerors have not taken and will not
                      ---------------
          take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Trust to facilitate the sale or resale of the Capital Securities.

              (b) Officer's Certificates. Any certificate signed by any
                  ----------------------
          Administrative Trustee of the Trust or any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to each Underwriter as to the matters covered thereby, without personal liability for the officer signing such certificate.

              SECTION 2.  Sale and Delivery to Underwriters; Closing.
                          ------------------------------------------

              (a) Capital Securities. On the basis of the representations and
                  ------------------
          warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per Capital Security set forth in Schedule C hereto, the number of Capital
                                ----------
          Securities set forth in Schedule A opposite the name of the Underwriter, plus any additional number of Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

              (b) Payment. Payment of the purchase price and delivery of
                  -------
          certificates for the Capital Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, 10006, or at such other place as shall be agreed upon by the Representatives and the Offerors, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Offerors (such time and date of payment and delivery being herein called the "Closing Time").
                                           ------------

          Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Capital Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Capital Securities that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Capital Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

          (c) Compensation of Underwriters. As compensation to the Underwriters
              ----------------------------
     for their commitment hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase Junior Subordinated Debentures of the Company, the Company hereby agrees to pay at the Closing Time to the Representatives, for the account of the several Underwriters, in immediately available funds, an amount of $16.25 per Capital Security to be delivered by the Trust hereunder at the Closing Time.

          (d) Denominations; Registration. The Capital Securities shall be
              ---------------------------
     issued in such denominations as the Representatives may request in writing at least one full business day before the Closing Time. The certificates representing the Capital Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

          SECTION 3. Covenants of the Offerors. The Offerors covenant with each
                     -------------------------
     Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests.
              --------------------------------------------------------------
     The Offerors, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file such prospectus. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. Each of the Offerors will give the
              --------------------
     Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters object.

          (c) Delivery of Registration Statements. The Offerors have furnished
              -----------------------------------
     or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

          (d) Delivery of Prospectuses. The Offerors will furnish to each
              ------------------------
     Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

          (e) Continued Compliance with Securities Laws. The Offerors have
              -----------------------------------------
     complied and will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations to the extent necessary to permit the completion of the distribution of the Capital Securities as contemplated in the Operative Documents. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Capital Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Underwriters or the Offerors, based upon advice of counsel, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it shall be necessary, in the opinion of such party, based upon the advice of counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the

     1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Offerors will use their best efforts,
              -----------------------
     in cooperation with the Underwriters, to qualify the Capital Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither Offeror shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Capital Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158. The Company will timely file such reports pursuant to
              --------
     the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Restriction on Sale of Securities. During a period of 45 days from
              ---------------------------------
     the date of the Prospectus, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Capital Security or any securities convertible into or exchangeable or exercisable for Capital Securities or the Junior Subordinated Debentures or any securities substantially similar (including provisions with respect to the deferral of interest) to the Junior Subordinated Debentures or any security substantially similar to the Capital Securities or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Capital Securities, any security convertible into or exchangeable or exercisable for Capital Securities or the Junior Subordinated Debentures or any securities substantially similar (including provisions with respect to the deferral of interest) to the Junior Subordinated Debentures, whether any such swap or transaction described in (i) or (ii) above is to be settled by delivery of Capital Securities, Junior Subordinated Debentures or such other securities, in cash or otherwise (except for the Securities issued pursuant to this Agreement).

          (i) Reporting Requirements. The Offerors, during the period when the
              ----------------------
     Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and the Company will cause the Bank to file all documents required to be filed with any supervisory, regulatory, administrative or governmental agency, body or authority, whether pursuant to the 1934 Act and the 1934 Act Regulations or otherwise (except reports to any bank or thrift regulatory agencies prepared on a confidential basis), except when the failure to file such documents could not reasonably be expected to result, directly or indirectly, in a Material Adverse Effect.

          (j) DTC Settlement. The Offerors will cooperate with the
              --------------
     Representatives and use their reasonable efforts to permit the Capital Securities to be eligible for clearance and settlement through the facilities of DTC.

          (k) Use of Proceeds. The Trust will use the net proceeds received by
              ---------------
     it from the sale of the Capital Securities, and the Company will use the proceeds received by it from the sale of the Junior Subordinated Debentures, in all material respects in the manners specified in the Registration Statement under "Use of Proceeds".

          SECTION 4. Payment of Expenses. (a) Expenses. The Company covenants
                     -------------------      --------
     and agrees with the several Underwriters that the Company will pay all expenses incident to the performance of its and the Trust's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Capital Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Trust's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky survey and any supplement thereto,
     (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the
                                                                   ----
     terms of the sale of the Securities, (x) the rating agencies' fees, and
     (xi) the fees and expenses of any trustee appointed under any of the Operative Documents, including the reasonable fees and disbursements of counsel for such trustees in connection with the Operative Documents.

          (b) Termination of Agreement. If this Agreement is terminated by the
              ------------------------
     Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. Conditions of Underwriters' Obligations. The obligations of
                     ---------------------------------------
     the several Underwriters hereunder are subject to the accuracy, as of the Closing Time, of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their respective covenants and other obligations hereunder to be performed at or prior to the Closing Time, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration
              ---------------------------------------
     Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Offerors have elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Company. At the Closing Time, the
              ------------------------------
     Representatives shall have received the favorable opinions, dated as of the Closing Time, of Sullivan & Cromwell, special counsel for the Company, and Gene C. Brooks, Esq., Executive Vice President and General Counsel for the Company, in each instance in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters, collectively to the effect set forth in Exhibit A hereto.

          (c) Opinion of Special Delaware Counsel to the Offerors. At the
              ---------------------------------------------------
     Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, special Delaware counsel to the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit B hereto.

          (d) Opinion of Counsel for The Chase Manhattan Bank and Chase
              ---------------------------------------------------------
     Manhattan Bank Delaware. At the Closing Time, the Representatives shall
     -----------------------
     have received the favorable opinion, dated as of the Closing Time, of Pryor, Cashman, Sherman & Flynn, counsel for the Property Trustee, the Delaware Trustee, the Debenture Trustee and the Guarantee Trustee, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters.

          (e) Opinion of Special Tax Counsel to Offerors. At the Closing Time,
              ------------------------------------------
     the Representatives shall have received an opinion, dated as of the Closing Time, of Sullivan & Cromwell, special tax counsel to the Offerors, substantially to the effect that the discussion set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion. Such opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters.

          (f) Opinion of Counsel for Underwriters. At the Closing Time, the
              -----------------------------------
     Representatives shall have received the favorable opinion, dated as of the Closing Time, of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as they may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials.

          (g) Certificates. At the Closing Time, there shall not have been,
              ------------
     since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operations or stockholders' equity of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company and a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the

     Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (h) Accountant's Comfort Letter. At the time of the execution of this
              ---------------------------
     Agreement, the Representatives shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (i) Bring-down Comfort Letter. At the Closing Time, the
              -------------------------
     Representatives shall have received from KPMG Peat Marwick LLP a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (j) Maintenance of Rating. At the Closing Time, the Capital Securities
              ---------------------
     shall be rated at least Ba3 by Moody's Investors Service, Inc. and BB- by Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., and the Trust shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Capital Securities have such ratings; and between the date of this Agreement and the Closing Time, there shall not have occurred a downgrading in the rating assigned to the Capital Securities or any of the Company's other securities by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Capital Securities or any of the Company's other securities.

          (k) No Objection. The NASD shall not have raised any objection with
              ------------
     respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (l) Additional Documents. At the Closing Time, counsel for the
              --------------------
     Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (m) Termination of Agreement. If any condition specified in this
              ------------------------
     Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4, and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.
                      ---------------
          (a) Indemnification of the Underwriters. The Offerors agree to jointly
              -----------------------------------
     and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner as set forth below:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the written consent of the Offerors;

               (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, liability, claim, damage or action arising out of or based upon matters covered by clause (i) above (provided that the Offerors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such any loss, liability, claim, damage or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); and

               (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i),
          (ii) or (iii) above;

          provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Merrill Lynch, expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim or damage purchased Capital Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented by the Offerors if the Offerors shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented), which at such time had been provided to the Underwriters for their use, shall not have been furnished to such person at or prior to the written confirmation of sale of such Capital Securities to such person.

          (b) Indemnification by the Underwriters. Each Underwriter severally
              -----------------------------------
     agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Trust, each of the Trustees and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party
              -------------------------------------
     shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to

     Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Offerors. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent
     (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          SECTION 7. Contribution. If the indemnification provided for in
                     ------------
     Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party (other than pursuant to the terms thereof) in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Capital Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Capital Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Capital Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Capital Securities as set forth on such cover.

          The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
     7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
     Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each trustee of the Trust, each officer of the Company and each trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Trust. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Capital Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
     Delivery. All representations, warranties and agreements contained in this
     --------
     Agreement, or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Trust, and shall survive delivery of the Capital Securities to the Underwriters.

          SECTION 9.  Termination of Agreement.
                      ------------------------

          (a) Termination; General. The Representatives may terminate this
              --------------------
     Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operations or stockholders' equity of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this
              -----------
     Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more
                      ------------------------------------------
     of the Underwriters shall fail at the Closing Time to purchase the Capital Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Capital Securities"), the Representatives shall have the
           ----------------------------
     right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Capital Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then: (a) if the number of Defaulted Capital Securities does not exceed 10% of the number of Capital Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the number of Defaulted Capital Securities exceeds 10% of the number of Capital Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Offerors shall have the right to postpone the Closing Time, for a period not exceeding seven days, in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

          SECTION 11. Default by the Offerors. If at Closing Time the Offerors
                      -----------------------
     shall fail to deliver the Capital Securities to the Representatives, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Offerors, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the defaulting party from liability, if any, in respect of such default.

          SECTION 12. Notices. All notices and other communications hereunder
                      -------
     shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1201, attention of Henry R. Michaels, Director, Financial Institutions Group; notices to the Offerors shall be directed to the Company at 589 Fifth Avenue, New York, New York 10017, attention of the General Counsel.

          SECTION 13. Parties. This Agreement shall inure to the benefit of and
                      -------
     be binding upon each of the Underwriters, the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED
                      ----------------------
     BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 15. Effect of Headings. The Article and Section headings
                      ------------------
     herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Offerors a counterpart hereof, whereupon this agreement, along with all counterparts, will become a binding agreement among the Underwriters and the Offerors in accordance with its terms.

                              Very truly yours,



                            DIME CAPITAL TRUST I
                            BY DIME BANCORP, INC., as Depositor and Sponsor



                            By /s/ D. James Daras
                               -----------------------------------------------
                               Name:  D. James Daras
                               Title:  Executive Vice President and Treasurer

                            DIME BANCORP, INC.


                            By /s/ D. James Daras
                               -----------------------------------------------
                               Name:  D. James Daras
                               Title:  Executive Vice President and Treasurer


        CONFIRMED AND ACCEPTED,
          as of the date first above written:
        MERRILL LYNCH & CO.
        MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED
        BT SECURITIES CORPORATION
        LEHMAN BROTHERS INC.
        By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED.



       By: /s/ Lee Whitley
           ---------------
        Authorized Signatory



      For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                       SCHEDULE A

                                                    Number of
Name of Underwriter                             Capital Securities
-------------------                             ------------------
Merrill Lynch, Pierce, Fenner & Smith                100,000

Incorporated BT Securities Corporation                50,000

Lehman Brothers Inc.                                  50,000
                                                     -------
Total                                                200,000
                                                     =======


                                    Sch A-1

                                   SCHEDULE B

                               List of Subsidiaries


                         DIME BANCORP, INC. SUBSIDIARIES

                              (as of April 29, 1997)

DIME CAPITAL TRUST I
DIME CAPITAL TRUST II
THE DIME SAVINGS BANK OF NEW YORK, FSB


                     FORMER ANCHOR AND LINCOLN SUBSIDIARIES
                             (as of April 29, 1997)

ACCORD AGENCY, INC.
ACCORD REALTY MANAGEMENT CORPORATION
ANCHOR MORTGAGE RESOURCES, INC. /1/
ANCHOR PROPERTIES OF NEW JERSEY, INC.
ANCHOR PROPERTY CORP.
ANCHOR RESIDENTIAL FACILITIES CORPORATION/2/
ANCHOR SYSTEMS CORP./3/
APRIL PARK CORP.
ASB AGENCY, INC.
69-30 AUSTIN HOLDING CORP.
THE CHELSEA ACCORD CORPORATION
THE DALTON ACCORD CORPORATION/4/
DIME NJ AGENCY, INC./5/
THE E-F BATTERY ACCORD CORPORATION
FAMESLINC, INC./6/
HARMONY AGENCY, INC./7/


-------------------
/1/   Formerly known as Mortgage Resources, Inc.
/2/   Formerly known as Anchor Facilities Corp.
/3/   Formerly known as Suburban Coastal Systems Corporation, which was f/k/a
        Coastal Computer Services, Inc.
/4/   Formerly known as The Sutton East Accord Corporation.
/5/   Formerly known as ASB/NJ Agency Inc., which was f/k/a Suburban Coastal
        Insurance Services, Inc., which was f/k/a Coastal Insurance Services,
        Inc.
/6/   Formerly known as 3489 Broadlinc, Inc.
/7/   Formerly known as Allrisk Agency, Inc.


                                    Sch B-1

HERITAGE COMMUNITY SERVICE CORP.
INSERVCO, INC.
520 LINC, INC.
LINCOLN BARRY GARDENS ACQUISITION CORP.
LINCOLN REALTY CAPITAL, INC./1/
LINCOLN RRE CORPORATION
LINCOLN TUDOR COURT ACQUISITION CORP.
LINCOLN VENTURES GROUP LTD.
THE MOUNT KISCO ACCORD CORPORATION
78 NEW LINC CORPORATION/2/
NEW PELHAMCO INC.
847218 ONTARIO LIMITED
847219 ONTARIO LIMITED
847220 ONTARIO LIMITED
847221 ONTARIO LIMITED
PELHAM VENTURE INC.
620-622 PELHAMDALE AVENUE OWNERS CORPORATION
RECON SERVICES CORP./3/
THE SEVENTH AVENUE ACCORD CORPORATION
THE SIXTH AVENUE ACCORD CORPORATION
SKY RESORT, INC.
STANDARD OF GEORGIA INSURANCE AGENCY, INC.
YELLOWSTONE VENTURE, INC.



-------------
/1/   Formerly known as Accord Properties, Inc.
/2/   Formerly known as 78 New Linc Corp.
/3/   Formerly known as 1441 Grant Linc, Inc.


                                    Sch B-2

                          "DIME SAVINGS" SUBSIDIARIES
                             (as of April 29, 1997)

555 BILTMORE, INC./1/
445 CEDARHURST, INC.
COLONIAL BRISTOL INC.
THE DIME AGENCY, INC.
DIME FLORIDA CONSOLIDATION CORP./2/
DIME FUNDING, INC.
DIME MORTGAGE, INC./3/
DIME MORTGAGE OF ARIZONA, INC.
DIME MORTGAGE OF NEW JERSEY, INC./4/
THE DIME REAL ESTATE SERVICES -- CONNECTICUT, INC.
DIME SECURITIES OF NEW YORK, INC./5/
DNJ AGENCY, INC.
F.C. LTD.
FIFTH AVENUE PROPERTY CORP.
GARDEN MANAGEMENT CO., INC.
GRANNY ROAD LAND CORP.
1101 KENNEDY, INC.
LAKEVIEW LAND CORP./6/
LAWRENCE AVENUE CORP./7/
MEDFORD ASSOCIATES, INC.
MIDWAY HOLDINGS INC./8/
NICKEL PURCHASING COMPANY, INC.
NIFTY CORP.
NORTHEAST APPRAISALS, INC.
NORTHSHORE CONSOLIDATION CORP./9/
PEMBROKE AND LIVINGSTON, INC.
PLAINVIEW INN, INC.


-----------
/1/   Formerly known as Alhambra Circle, Inc.
/2/   Formerly known as Dime Mortgage Company, Inc., which was formerly known as
        The Dime Real Estate Services, Inc.
/3/   Formerly known as Dime Mortgage of Georgia, Inc.
/4/   Formerly known as Dime of New Jersey, Inc.
/5/   Formerly known as TDA Securities Inc.
/6/   Formerly known as 685 Parker Street Inc.
/7/   Formerly known as 220 Central Avenue Corp., which was formerly known as
        Hicks Street, Inc.
/8/   Formerly known as Midway Green Inc.
/9/   Formerly known as Dime Consolidation Company, Inc.


                                    Sch B-3

1804 PLAZA CORP./1/
RESERVOIR AVENUE MANAGEMENT, INC.
299 SHORE LEE CORP.
SOMERSET CONSOLIDATION CORPORATION
UNIONDALE HOLDINGS INC.
VANDERVENTER CORP.
952 W. THIRD ST. CORP./2/
WACCABORO CORP.
WAPPINGERS FALLS DEVELOPMENT CORP.
WINDY RIDGE CORP.



----------
/1/   Formerly known as Prince Farms Development Corp., which was formerly known as Pearl Plaza Inc., which was formerly known as Park Lane South Corp.
/2/   Formerly known as Macarthur Inc.


                                    Sch B-4

                                    SCHEDULE C

                                DIME BANCORP, INC.

                       9.33% Capital Securities, Series A
                (Liquidation Amount $1,000 per Capital Security)


     1. The initial public offering price per Capital Security, determined as provided in said Section 2, shall be $1,000.

     2. The purchase price per Capital Security to be paid by the several Underwriters shall be $1,000, being an amount equal to the initial public offering price set forth above. The Company shall pay to the Representatives, for the account of the several Underwriters, an amount of $16.25 per Capital Security, representing the underwriting commission set forth on page 1 of the Prospectus.


                                    Sch C-1

                                   Exhibit A
                                   ---------
                        OPINION OF THE COMPANY'S COUNSEL
                     TO BE DELIVERED PURSUANT TO SECTION 5(b)

     The opinions of counsel for the Company referred to in Section 5(b) collectively shall be substantially to the following effect (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement):

          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectus.

          (ii) The Bank is validly existing as a federal savings bank under the Federal laws of the United States. The Bank has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectus.

          (iii) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Trust under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery to the Underwriters of the Capital Securities have been obtained or made.

          (iv) Neither the execution and delivery of the Operative Documents by the Trust or the Company, as the case may be, the issuance and delivery of the Securities, the consummation by the Offerors of the transactions contemplated in the Operative Documents and compliance by the Offerors with their respective obligations under the Operative Documents to which they are party nor the fulfillment of the terms thereof does or will, whether with or without the giving of notice or passage of time or both, (a) violate the Company's certificate of incorporation or by-laws or the Trust Agreement or the Trust Certificate, (b) result in a default under or breach of the Agreements and Instruments known to such counsel, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect, or (c) violate any Federal law of the United States or law of the State of New York applicable to the Company or the Trust; provided, however, that for purposes of this
                                --------  -------
          paragraph (v), such counsel need not express an opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws.

          (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Trust.

          (vi) The Trust Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Administrative

         Trustees for the Trust, and, assuming it is duly authorized, executed and delivered by the Property Trustee and Delaware Trustee, the Trust Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          (vii) The Guarantee has been duly authorized, executed and delivered by the Company and, assuming it is duly authorized, executed and delivered by the Guarantee Trustee, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          (viii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming it is duly authorized, executed and delivered by the Debenture Trustee, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

          (ix) The Trust Agreement, the Guarantee and the Indenture have been duly qualified under the 1939 Act.

          (x) The Junior Subordinated Debentures have been duly and validly authorized, executed, authenticated and delivered and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions.

          (xi) Neither the Company nor the Trust is, or following consummation of the transactions contemplated by the Purchase Agreement and the application of the net proceeds as described in the Prospectus will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xii) The statements set forth in the Prospectus relating to the Capital Securities under the captions "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantees," "Relationship Among the Preferred Securities, The Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees" and "Plan of Distribution," as supplemented by the Prospectus Supplement under the captions "Certain Terms of Series A Capital Securities," "Certain Terms of Series A Subordinated Debentures," "Certain Terms of Series A Guarantee" and "Underwriting," insofar as they purport to constitute summaries of certain terms of the Operative Agreements, in each case constitute accurate summaries of the terms of the Operative Agreements in all material respects.

     In addition, in one or more separate letters, such counsel shall state that they have reviewed the Registration Statement and the Prospectus, participated in discussions with the Representative and the representatives of the Company and its accountants and that, on the basis of the information gained in such discussions, the Registration Statement, as of the date it became effective, the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and that such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement which are not filed as required. Further, such counsel shall confirm that nothing that came to their attention in the course of the aforementioned review has caused them to believe that the Registration Statement, as of the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel shall not be required to assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the headings "Description of Junior Subordinated Debentures," "Description of Preferred Securities," "Description of Guarantees," "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreements and the Guarantees," "Certain Terms of Series A Capital Securities," "Certain Terms of Series A Subordinated Debentures," "Certain Terms of Series A Guarantee" and "Underwriting" in the Prospectus insofar as they relate to provisions of documents therein described. Also, such counsel need not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement of the Prospectus or as to the statement of eligibility and qualification of the trustee under the Indenture.

     The General Counsel of the Company also shall confirm that he does not know of (a) any litigation or any governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be disclosed in the Prospectus and is not so disclosed and (b) of any contracts or other documents of a character required to be incorporated by reference into the Prospectus as amended or supplemented or required to be summarized in the Registration Statement or Prospectus as amended or supplemented which are not incorporated by reference or summarized as required.

                                    Exhibit B
                                    ---------

              OPINION OF SPECIAL DELAWARE COUNSEL TO THE OFFERORS

                     TO BE DELIVERED PURSUANT TO SECTION 5(c)

       The opinion of special Delaware counsel for the Company and the Trust referred to in Section 5 shall be to the following effect (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement):

                   (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                   (ii) Under the Delaware Act and the Trust Agreement, the Trust has the business trust power and authority to (A) execute and deliver, and to perform its obligations under, the Purchase Agreement, (B) issue and perform its obligations under the Capital Securities and the Common Securities, (C) purchase and hold the Junior Subordinated Debentures, and (D) own property and conduct its business, all as described in the Prospectus.

                   (iii) The Common Securities have been duly authorized by the Trust Agreement and are validly issued and represent undivided beneficial interests in the assets of the Trust.

                   (iv) The Capital Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to certain qualifications, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                   (v) Under the Trust Agreement and the Delaware Act, the issuance of the Capital Securities and the Common Securities are not subject to preemptive or other similar rights.

                   (vi) The execution, delivery and performance of the Purchase Agreement by the Trust or the Company, as the case may be, the issuance and sale by the Trust of the Securities, the consummation by the Offerors of the transactions contemplated thereby, and compliance by the Offerors with their respective obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, violate (A) any provisions of the charter or by-laws of the Company or any subsidiary thereof or the Trust Agreement or the Trust Certificate or (B) any existing applicable law, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or any subsidiary thereof. After due inquiry on the business day immediately prior to the Closing Date, limited to, and solely to the extent disclosed thereupon, court dockets for active cases in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, such counsel is not aware of any legal or governmental proceeding pending against the Trust.

          (vii) Under the Trust Agreement and the Delaware Act, the execution and delivery by the Trust of the Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

          (viii) The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, and the Capital Securities entitle the holders thereof to the benefits of the Trust Agreement, subject to the terms of the Trust Agreement and to the Enforceability Exceptions.

                                   Exhibit C
                                   ---------

                       OPINION OF COUNSEL FOR THE TRUSTEES

                     TO BE DELIVERED PURSUANT TO SECTION 5(d)

          The opinions of counsel for the Guarantee Trustee, the Property Trustee, the Debenture Trustee and the Delaware Trustee (for purposes of this form of opinion, each, a "Trustee") referred to in Section 5(d) shall each be to the following effect (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement):

               (i) The Trustee is a _____ banking corporation with trust powers, duly organized and validly existing in good standing under the laws of the State of _____, with full corporate trust power and authority to execute, deliver and carry out and perform its obligations under the terms of the Guarantee, the Trust Agreement and the Indenture.

               (ii) The execution, delivery and performance by the Trustee of the [Guarantee, the DTC Agreement, the Trust Agreement and the Indenture]/1/ have been duly authorized by all necessary corporate action on the part of the Trustee and [each of the Guarantee, the Trust Agreement and the Indenture] has been duly executed and delivered by the Trustee, and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

               (iii) The execution and delivery of the [Guarantee, the DTC Agreement, the Trust Agreement and the Indenture] by the Trustee and the performance by the Trustee of its obligations thereunder do not conflict with or constitute a breach of the charter or by-laws of the Trustee.

               (iv) No consent, approval or authorization of, or registration or filing with or notice to, any court or governmental authority or agency of the State of _____ or the United States of America having jurisdiction over the banking or trust powers of the Trustee is required for the execution, delivery or performance by the Trustee of the [Guarantee, the DTC Agreement, the Trust Agreement or the Indenture] or the consummation on the part of the Trustee of any of the transactions contemplated therein.


-----------------
/1/   Insert documents to which the applicable Trustee is a party for each bracketed section.


                                      C-1